SOFTWARE  DEVELOPMENT,   EXCLUSIVE  LICENSE  RELATIONSHIP  AND  JOINT  MARKETING
AGREEMENT


         THIS SOFTWARE DEVELOPMENT, EXCLUSIVE LICENSE RELATIONSHIP AND JOINT MARKETING AGREEMENT (the "Agreement") is made and entered this 4th day of May, 2001, by and between EAUTOCLAIMS, INC., a Nevada Corporation ("EAUTOCLAIMS"), and PARTS.COM, INC., a Nevada corporation ("PARTS.COM").

         WHEREAS, EAUTOCLAIMS has developed a business-to-business Internet infrastructure that utilizes the Internet to streamline and lower the overall cost of automotive repairs paid by insurance companies and on corporately owned fleet vehicles.

         WHEREAS, PARTS.COM is in the business of designing, producing, and maintaining Internet web sites and the software to implement and operate such web sites and continues to develop and maintain a marketplace under the uniform resource locator http://www.parts.com.

         WHEREAS, EAUTOCLAIMS seeks to establish a exclusive relationship with PARTS.COM's marketplace on the worldwide web for the procurement of automotive collision parts to automotive body shops and otherwise; and

         WHEREAS, EAUTOCLAIMS seeks to have PARTS.COM's design team develop a new look for two of EAUTOCLAIMS' sites under the uniform resource locator http://www.eautoclaims.com and http://www.hmoforyourcar.com.

         WHEREAS, PARTS.COM desires to grant to EAUTOCLAIMS, and EAUTOCLAIMS desires to obtain from PARTS.COM, an exclusive license to access, market and sell PARTS.COM's software programs and any enhancements thereto together with all associated rights and intellectual property pursuant to the terms of this Agreement; and

         WHEREAS, EAUTOCLAIMS desires to grant to PARTS.COM, and PARTS.COM desires to obtain from EAUTOCLAIMS, an exclusive license to act as the OEM and Aftermarket parts procurement company of record for all associated mechanical, collision and accessory parts, which may be purchased by EAUTOCLAIMS, its body shops, and insurance companies whom utilize its services and/or software; and

         WHEREAS, EAUTOCLAIMS wishes to hire PARTS.COM to develop, create, test, and deliver a software program called Raptor; and

         WHEREAS, PARTS.COM has developed graphical reporting software called Reallyknow.com and EAUTOCLAIMS desires to purchase PARTS.COM's rights to Reallyknow.com software.

         WHEREAS, EAUTOCLAIMS and PARTS.COM wish to develop a relationship pursuant to which each will sell the services offered by the other, pursuant to the terms and conditions described below.

         NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements of the parties set forth herein, PARTS.COM and EAUTOCLAIMS hereby agree as follows:

1.       Definitions.
         ------------

          a. "Software Programs" shall mean PARTS.COM's proprietary software programs known as "Raptor" and "Reallyknow", including and all related source code, trade secrets, designs, formulations, know-how, technology, processes, data files, algorithims, coding sheets, routines, sub-routines, assemblers, enhancements, updates, modifications, engineering notes and drawings, specifications, flow charts, technical manuals, patents, copyrights, trademarks and all other intellectual property related to, or necessary to exercise all rights with respect to, said Raptor and ReallyKnow software programs, excluding any and all hardware related to Software Programs such as servers, workstations, kiosks, card readers, card formatters, printers, network hardware, third party operating systems, third party algorithms or third party licenses associated with the Software Programs. Software Programs does not include TradeMotion, StoreFront or any other software program owned by or licensed to PARTS.COM.

          b. "Effective Date" shall mean the date on which the first deposit was made by EAUTOCLAIMS with PARTS.COM, which was March 23, 2001.

          c. "Storefront" "TradeMotion Storefront" and/or "TradeMotion products" shall mean the PARTS.COM proprietary software program used by Original Equipment Manufacturer (OEM) parts suppliers and aftermarket parts suppliers to access the PARTS.COM TradeMotion SupplyChain.

          d. "Raptor" shall mean the software product to be developed by PARTS.COM to permit the transfer of digital data between collision industry professionals in need of automotive parts and supplier members of the PARTS.COM system.

2.       Software Purchase

          a. Software Programs. PARTS.COM agrees to sell and EAUTOCLAIMS agrees to purchase the Software Programs ReallyKnow and Raptor and all of the intellectual property rights associated therewith.

          b. Suitability for Immediate Use. EAUTOCLAIMS acknowledges that the Raptor software program has not been developed.

          c. Raptor Development. PARTS.COM shall be solely responsible for the development of the Raptor software program, except that EAUTOCLAIMS agrees to provide all of the data necessary to develop Raptor to PARTS.COM. PARTS.COM shall deliver Raptor, in a final, installation-ready form ready for use by EAUTOCLAIMS users within one hundred twenty (120) days of the delivery to Parts.com of the technical specifications for the Raptor Software Program. During the development process, PARTS.COM shall demonstrate completed reasonable customizations from time to time as reasonably requested by EAUTOCLAIMS.

          d. Intellectual Property Rights to ReallyKnow. PARTS.COM shall convey to EAUTOCLAIMS all right, title, and interest in and to all work and materials relating to the ReallyKnow Software Program including the copyright, trade secret rights, and all other right, title, and interest therein, and consisting of all existing source code, object code, documentation, flow charts, design documents, and record and file layouts relating thereto, and all trademarks, service marks, logos, trade dress and universal resource locators associated therewith, if any. This exclusive conveyance shall include, but is not limited to, the rights to publish, reproduce, transmit, adapt, prepare derivative works, sell, or otherwise make use of the software (including all subsequent additions, revisions, supplements to, and versions of the software and derivatives, regardless of length or nature) throughout the world, in any form or medium and in any language, and to license or otherwise transfer to others the rights commensurate herewith in connection with the software.

          e. Intellectual Property Rights to Raptor. EAUTOCLAIMS acknowledges that the Raptor Software Program shall be a derivative work of the TradeMotion software program owned by PARTS.COM. EAUTOCLAIMS acknowledges that PARTS.COM is the exclusive owner of all intellectual property rights associated with TradeMotion and nothing in this Agreement shall be construed to transfer any such rights to EAUTOCLAIMS. Notwithstanding the foregoing, PARTS.COM shall convey to EAUTOCLAIMS all right, title, and interest in and to all new and original work and materials relating to the Raptor Software Program not currently included in the TradeMotion software program, including the copyright, patent, trade secret rights, and all other right, title, and interest therein, and consisting of all existing source code, object code, documentation, flow charts, design documents, and record and file layouts relating thereto, and all trademarks, service marks, logos, trade dress and universal resource locators associated therewith, if any. This exclusive conveyance shall include, but is not limited to, the rights to publish, reproduce, transmit, adapt, prepare derivative works, sell, or otherwise make use of the software (including all subsequent additions, revisions, supplements to, and versions of the software and derivatives, regardless of length or nature) throughout the world, in any form or medium and in any language, and to license or otherwise transfer to others the rights commensurate herewith in connection with the software.

3.       Exclusive Rights to Access, Market and Sell.
         -------------------------------------------

          a. TradeMotion Products. PARTS.COM grants to EAUTOCLAIMS the right to market and sell PARTS.COM TradeMotion Products in accordance with the PARTS.COM Software Dealer Agreement attached hereto as Exhibit A and incorporated herein. Said Software Dealer Agreement shall include the right to include TradeMotion StoreFront as part of the "EAUTOCLAIMS Management System." The sales of all TradeMotion products shall be invoiced by and through PARTS.COM.

          b. EAUTOCLAIMS Software Products. EAUTOCLAIMS grants to PARTS.COM the right to market and sell EAUTOCLAIMS Products in accordance with the EAUTOCLAIMS Software Dealer Agreement attached hereto as Exhibit B and incorporated herein. The sales of all EAUTOCLAIMS products shall be invoiced by and through EAUTOCLAIMS.

          c. Fulfillment Procedures. The Parties hereto agree to cooperate in the development of reasonable fulfillment and implementation procedures related to the respective products of the parties.

          d. Exclusivity of TradeMotion Products. Except as provided herein and during the term hereof, the rights of EAUTOCLAIMS to market and sell TradeMotion products shall be exclusive, except that PARTS.COM may also market and sell TradeMotion products directly to car dealerships and/or automotive manufacturers.

          e. Exclusivity of EAUTOCLAIMS Products. Except as provided herein and during the term hereof, the rights of PARTS.COM to market and sell EAUTOCLAIMS products shall be exclusive, except that EAUTOCLAIMS may also market and sell EAUTOCLAIMS products.

          f.        Exclusive   Access  to  Claims  Area   Procurement   System.
                    PARTS.COM grants to EAUTOCLAIMS the exclusive right to access the PARTS.COM "Claims Area Procurement System," known as CAPS. EAUTOCLAIMS may access the CAPS system for the purpose of marketing and offering CAPS and similar products to prospective customers and users. PARTS.COM shall not allow any third party including, but not limited to, any competitor of EAUTOCLAIMS or any other claims organization, to access the CAPS system, or any similar products, for the purpose of marketing and allowing use thereof and access thereto, without the prior written consent of EAUTOCLAIMS, during the term of this agreement. Nothing herein shall prohibit PARTS.COM from directly accessing, marketing and otherwise selling the CAPS system.

          g. Exclusive Procurement Rights. EAUTOCLAIMS grants and awards to PARTS.COM the exclusive right to procure all automotive collision and mechanical parts and accessories for both on-line and off-line sales in connection with all claims filed with EAUTOCLAIMS. EAUTOCLAIMS shall not partner, market or recommend the use of another company, whether or not the company may be internet-based, for the procurement of automotive parts during the term of this Agreement.

          h. Breach of Exclusivity. The Parties acknowledge that a breach or threatened breach of the exclusivity of the right to access, market and/or sell products granted in this Agreement will result in immediate and irreparable harm to the party receiving that exclusive right, entitling the party receiving that right to immediate injunctive relief. The parties further acknowledge that injunctive relief is in addition to all other remedies at law or in equity available to the receiving party.

          i. Liquidated Damages. The parties agree that the amount of damages which would be sustained by a party for a breach of their exclusive rights to market and sell products are substantial, but not reasonably ascertainable at this time. It is therefore agreed to by the parties, that the amount of five million dollars is a fair and proper amount of liquidated damages. The liability as herein set forth is fixed as liquidated damages and not as a penalty and this liability shall be complete and exclusive.

4.       Consideration.
         --------------

          a.        ReallyKnow.   In  consideration  for  the  purchase  of  the
                    ReallyKnow Software Program, EAUTOCLAIMS shall pay to PARTS.COM a total of Three Hundred Thousand Dollars ($300,000.00), payable as follows:

                         1.       $5,000 on March 23, 2001; and
                         2.       $45,000 on April 11, 2001; and
                         3.       $50,000 on April 23, 2001; and
                         4.       $50,000 on May 8, 2001; and
                         5.       $50,000 on May 22, 2001; and
                         6.       $50,000 on June 5, 2001; and
                         7.       $50,000 on June 19, 2001.

          b. Raptor. In consideration for the purchase of the Raptor Software Program, EAUTOCLAIMS shall pay to PARTS.COM a total of Sixty Thousand Dollars ($60,000.00), payable as follows:

                         1.       $5,000 on March 23, 2001; and
                         2.       $5,000 on April 11, 2001; and
                         3.       $10,000 on April 23, 2001; and
                         4.       $10,000 on May 8, 2001; and
                         5.       $10,000 on May 22, 2001; and
                         6.       $10,000 on June 5, 2001; and
                         7.       $10,000 on June 19, 2001.

          c. TradeMotion Products. For the right to market and sell any and all TradeMotion products, EAUTOCLAIMS shall pay to PARTS.COM the following:

                    1. Seventy percent (70%) of all setup and subscription fees paid to PARTS.COM for each dealership enrolled to receive any TradeMotion Products; and

                    2. Fifty percent (50%) of the gross revenue actually received by PARTS.COM generated by all transactions for the procurement of parts purchased by EAUTOCLAIMS directly or through dealerships enrolled by EAUTOCLAIMS; and

                    3. The amounts paid by EAUTOCLAIMS to PARTS.COM pursuant to Sections 4(c)(1) and 4(c)(2) herein shall be a minimum of Twenty-Five Thousand Dollars ($25,000.00) per month for the first Calendar Month for which payment are due. The minimum amount due shall increase two thousand dollars ($2,000.00) each successive calendar month until the amount shall reach thirty-five thousand dollars ($35,000.00), after which it shall remain at that amount for the remaining term of this Agreement.

          d. EAUTOCLAIMS Software Products. For the sale and placement of any and all EAUTOCLAIMS Software products by PARTS.COM, EAUTOCLAIMS shall pay to PARTS.COM as follows:

                    1. Thirty percent (30%) of all setup and subscription fees paid to EAUTOCLAIMS for each dealership enrolled to receive any EAUTOCLAIMS Products; and

                    2. Fifty percent (50%) of the gross revenue actually received by EAUTOCLAIMS generated by all transactions through dealerships enrolled by PARTS.COM.

          e. Settlement. Payments to the respective parties pursuant to this section shall be made by wire transfer not later than the last business day of the calendar month following the calendar month in which funds generated by the transaction were actually received. Payments to either party hereto not made when due, shall bear interest, compounded monthly at a rate of one percent (1%) per month, or the highest rate then lawful, whichever is lower, from the date the payment was due until it is received by the party due such payment

          f. Accounting. For purposes of validating payments made and paid for under this Agreement, each party reserves the right, at its own expense, to inspect the invoice, financial records and/or any other documents that reveal revenues generated by the products described in Section 3 herein. Each party shall make available such documents during normal hours of business, and for at least 2 years following the termination of this Agreement.

5.       Customizations of Software Programs; Installation; Technical Services.
         ---------------------------------------------------------------------

          a. Installation of Software Programs. As part of its consideration herein and with no further costs to EAUTOCLAIMS, PARTS.COM shall install the Software Programs on EAUTOCLAIMS' computer systems and shall tests to insure the Software Program operate in accordance with the technical specifications attached hereto as Exhibit C. Installation shall be completed by PARTS.COM no later than six (6) months from the Effective Date of this Agreement.

          b. Customization of Raptor Software Program. As part of its consideration herein and with no further costs to EAUTOCLAIMS, PARTS.COM shall configure the Client version of the Raptor Software Program within the EAUTOCLAIMS computer system to be available for download to EAUTOCLAIMS' body shops Members.

          c.        Technical Services. As part of its consideration
                              herein and with no further costs to EAUTOCLAIMS, for the first six months after the Effective Date of this Agreement, PARTS.COM shall provide technical services to (a) update and re-code EAUTOCLAIMS' website in accordance with reasonable specifications and design requirements provided by EAUTOCLAIMS, and (b) develop a new website named HMOFORYOURCAR.COM under the direction and control of EAUTOCLAIMS in accordance with reasonable specifications and design requirements provided by EAUTOCLAIMS.

6.       Term of Agreement; Termination.
         ------------------------------

          a. Term. The term of this Agreement shall be five (5) years, beginning on the Effective Date hereof, unless terminated by either party for "cause," as defined herein.

          b. Termination for Cause. Either party hereto may terminate this Agreement for "cause," such cause being limited to any uncured material breach by the other party of its obligations under this Agreement, including but not limited to any party filing for bankruptcy or being adjudicated insolvent.

          c. Notice of Cause/Breach. The Notice of Cause/Breach shall describe such breach or cause in such particularity as to provide the receiving party with reasonable notice of the alleged breach or cause.

          d. Cure of Cause/Breach. The party receiving Notice of Cause/Breach shall have thirty (30) days from the receipt of notice of Cause/Breach to cure the alleged Cause/Breach or otherwise reasonable dispute such alleged Cause/Breach exists.

          e. Bankruptcy by PARTS.COM. In the event of PARTS.COM's bankruptcy, insolvency, or other inability to host the TradeMotion system, upon reasonable notice, PARTS.COM shall make its best efforts to permit EAUTOCLAIMS to utilize a third party internet host, determined by EAUTOCLAIMS, to host TradeMotion until such time as PARTS.COM has the ability to host the TradeMotion system.

7.       Intellectual Property and other Confidential Information.
         ---------------------------------------------------------

          a. Nondisclosure of Intellectual Property and Other Confidential Information. The parties hereto acknowledge and recognize that, in connection with the performance of their duties and obligations hereunder, each has and will have access to certain intellectual property and other confidential information of the other, including, but not limited to, the identity of clients, the identity of prospective clients, the existence of negotiations with prospective clients of the parties, all drawings, records, sketches, models, financial information, customer information, trade secrets, product development, software, source codes and micro codes (hereinafter referred to as the "Confidential Information"). The parties hereto hereby acknowledge that the maintenance of the confidentiality of the Confidential Information and restrictions on the use of the Confidential Information is essential to the parties hereto. The parties hereto shall not, at any time, whether during the term of this Agreement or after the termination hereof for any reason whatsoever, divulge or reveal any of the Confidential Information to any person, party or entity, directly or indirectly. In addition, the parties hereto shall not utilize any of the Confidential Information for either of their respective benefit, for the benefit of any subsequent employer or competitor of such party. The parties hereto shall maintain the Confidential Information in strict confidence and shall not copy, duplicate or otherwise reproduce, in whole or in part, such Confidential Information, except as necessary for such party to perform services pursuant to this Agreement. Upon the termination hereof each party hereto shall immediately surrender to the other any and all memoranda, records, files or other documents and any other materials (including photocopies or other reproductions) relating to the Confidential Information. The parties hereto shall indemnify and hold the other harmless from any loss, damage, expense, cost or liability arising out of any unauthorized use or disclosure of the Confidential Information. Both parties agree that they will not disclose the fact that they have entered into or terminated this Agreement, nor any provisions hereof, or use the other's name, trademarks or service marks in connection with any advertising or promotional activity unless the other gives its prior written consent to such disclosure or use of its name in each instance. The parties will develop a joint communique or press release to be released after approval of this Agreement. The provisions of this Section shall survive the termination of this Agreement.

          b. Use of PARTS.COM Intellectual Property. The parties hereto acknowledge that PARTS.COM is granting a non-transferable restricted license to EAUTOCLAIMS for the use of TradeMotion products. EAUTOCLAIMS acknowledges that PARTS.COM exclusively owns all TradeMotion product intellectual property. PARTS.COM licenses EAUTOCLAIMS to utilize TradeMotion products for the sole purpose of displaying the products offered for sale by PARTS.COM and EAUTOCLAIMS on each of their respective private websites. PARTS.COM shall retain all ownership of and right to utilize all TradeMotion products, and all related software and technology in connection with PARTS.COM's own business. EAUTOCLAIMS agrees that it will not challenge the ownership, title and/or rights of PARTS.COM related to any TradeMotion product. EAUTOCLAIMS shall not at any time acquire any ownership rights to such property by virtue of any of its duties or rights described in this Agreement. EAUTOCLAIMS shall not disclose any information associated with any property or information owned or controlled by PARTS.COM to any third parties without the written consent of PARTS.COM, except with respect to the presentation of the functionality of such property for the purpose of the sale of services generally sold by EAUTOCLAIMS.

          c. Non-Pirating of Software. The parties shall not reverse engineer, decompile, disassemble or otherwise attempt to derive the Source Code/Microcode of any software delivered by either party in Object Code form from the others. Nothing in this Agreement shall otherwise prevent EAUTOCLAIMS from independently developing its own unique system and source code to perform similar functions as those contemplated for Raptor. Neither party shall remove or modify any notices or legends contained in or placed upon any technological, software or other property of either of the parties hereto without the express written consent of such consenting party.

          d. Work for Hire. All results of the services performed by PARTS.COM in the development of the Raptor Software Program and the customization of the ReallyKnow Software Program hereunder, in any form, shall be work for hire. EAUTOCLAIMS shall own the exclusive, entire right, title and interest in and to any such developments or improvements.

          e. Survivability. The provisions of this Section shall survive the termination of this Agreement.

8. Release. Each party hereto releases the other from any liability associated with any inaccuracies or errors in the information furnished by the furnishing party which was unintentional and not reasonably obvious to the producing party.

9. Injunctive Relief. The parties hereto acknowledge that (i) each would be irreparably harmed as a result of a breach by the other of the provisions of this Agreement, (ii) no amount of money would adequately compensate the non-breaching party for such harm, and (iii) it would be difficult, if not impossible, to calculate the monetary damages which might accrue to the non-breaching party as a result of such breach. The breaching party therefore agrees that in the event of any breach or contemplated breach of the terms or provisions of this Agreement, the non-breaching party shall be entitled to obtain an injunction or similar equitable relief against the breaching party from any court of competent jurisdiction in order to enforce the provisions hereof. Notwithstanding the foregoing, the non-breaching party shall also be entitled to obtain monetary damages to the extent calculable as a result of the breach by the breaching party of the provisions of this Agreement.

10. Indemnity. Each party hereto ("Indemnitor") shall indemnify, defend and hold harmless the other party hereto, its officers, directors, employees, agents, shareholders, others (collectively "Indemnitee") against and in respect of any and all claims, settlements, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties and reasonable attorneys' fees and disbursements (including, but not limited to, any attorneys' fees and disbursements incident to any appeals), that Indemnitee may incur or suffer which arise, result from, or relate to either (i) any breach of or failure by the Indemnitor to perform any of its duties and/or responsibilities described in this Agreement or other instrument furnished or to be furnished by the Indemnitor under this Agreement, (ii) any action (or failure to act) of Indemnitor, including, without limitation, noncompliance with any local, federal and state statutes, rules and regulations, or (iii) any transfer to third parties or misappropriations of any proprietary information of Indemnitee. Indemnitor shall promptly notify Indemnitee of the existence of any claim, demand or other matter to which the Indemnitee's indemnification obligations would apply, and shall give Indemnitee a reasonable opportunity to defend the same at Indemnitor's expense and with counsel of Indemnitee's selection; provided that Indemnitee shall at all times also have the right to fully participate in the defense at its expense. If Indemnitor shall, within five (5) days after such notice, fail to initiate such a defense, Indemnitee shall have the right, but not the obligation, to undertake the defense of, and to compromise or settle the claim or other matter on behalf, for the account, and at the risk of the Indemnitor.

11. Survival. The terms, conditions, obligations and covenants of this Agreement shall survive its execution by the parties hereto and the execution of all contracts hereafter entered into between the parties hereto except to the extent that such transactions and contracts may be inconsistent with this Agreement.

12. Title to Software Programs. PARTS.COM has good and marketable title to the Software Programs, free and clear of restrictions or conditions on the licensing or assignment thereof, and free and clear of mortgages, liens, pledges, charges, encumbrances, equities, claims, covenants, conditions or restrictions of any kind whatsoever, except for the lien granted to EAUTOCLAIMS and attached hereto as Exhibit D. PARTS.COM has granted no licenses or rights of any kind to third parties relating to any of the Software Programs.

13. Litigation. There are (i) no actions, proceedings or investigations pending or, to the best knowledge of PARTS.COM after due inquiry, threatened, or verdicts or judgments entered against PARTS.COM or any officer thereof, before any court or before any administrative agency or officer, the existence of which would materially detract from the value of the Software Programs to EAUTOCLAIMS, or (ii) to the best knowledge of PARTS.COM, no violations by PARTS.COM of any foreign, state or local laws, regulations or orders which would materially detract from the value of the Software Programs to EAUTOCLAIMS.

14. No Infringement. PARTS.COM represents and warrants that the Software Programs do not infringe upon or violate any United States or foreign patent, copyright, trademark or trade secret of any third party.

15. Full Disclosure. All information relating to the Software Programs has been or will be delivered to EAUTOCLAIMS. PARTS.COM warrants that the specifications to be delivered to EAUTOCLAIMS are in sufficient detail to enable EAUTOCLAIMS to use and maintain the Software Programs.

16. Warranty. PARTS.COM warrants that the Software Programs conform to, and will operate in accordance with, the written specifications and documentation provided to EAUTOCLAIMS hereunder and are free from material defects. In the event the Software Programs do not operate in accordance with said specifications or contain material defects, PARTS.COM shall promptly provide technical services at no charge to EAUTOCLAIMS in order to correct such operational problems or material defects.

17. Limitation of Liability. EXCEPT AS SET FORTH ABOVE, PARTS.COM MAKES NO REPRESENTATION OF ANY KIND REGARDING THE SOFTWARE PROGRAMS, AND SPECIFICALLY DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTY OF FITNESS FOR ANY PARTICULAR PURPOSE AND ANY WARRANTY OF MERCHANTABILITY.

18. Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, and venue for any legal proceeding or action at law arising out of or construing this Agreement shall lie in the state courts of Pinellas County, Florida, for judicial acceptance of award and an order of acceptance as the case may be.

19. Attorney's Fees and Costs. In the event a dispute arises between the parties hereto and suit is instituted, the prevailing party in such litigation shall be entitled to recover reasonable attorney's fees and other costs and expenses from the non-prevailing party, whether incurred at the trial level or in any appellate proceeding.

20. Severability. If any provision of this Agreement shall be declared invalid or unenforceable by a court of competent jurisdiction, the invalidity or unenforceability of such provision shall not affect the other provisions hereof, and this Agreement shall be construed and enforced in all respects as if such invalid or unenforceable provision was omitted.

21. Completeness of Agreement. All understandings and agreements heretofore made between the parties hereto with respect to the subject matter of this Agreement are merged into this document which alone fully and completely expresses their agreement. No change or modification may be made to this Agreement except by instrument in writing duly executed by the parties hereto with the same formalities as this document.

22. Notices. Any and all notices or other communications provided for herein shall be given in writing and shall be (i) delivered by hand, or
         (ii) delivered through the United States mail, postage prepaid, certified or registered, return receipt requested, or (iii) delivered through Federal Express, Express Mail, Airborne, Emery or other expedited mail or courier service which provides proof of delivery, addressed as follows:

                  If to PARTS.COM:          PARTS.COM, Inc.
                                            121 E. First Street
                                            Sanford, Florida 32771
                                            Attention: Shawn D. Lucas, President

                  With copy to:             Kevin Hubbart & Associates
                                            420 Park Place, Suite 100
                                            Clearwater Beach, Florida 33759
                                            Attention:  Kevin J. Hubbart

                  If to EAUTOCLAIMS:        EAUTOCLAIMS, Inc.
                                            2708 U.S. Alternate 19 North
                                            Suite 604
                                            Palm Harbor, Florida 34683
                                            Attention: Eric Seidel, President

                  With a copy to:           Johnson, Blakely, Pope & Bokor, P.A.
                                            Clearwater Office
                                            911 Chestnut Street
                                            Clearwater, Florida 33757-
                                            Attention:  Mike Cronin,
                                            Legal Counsel

          Any party may, from time to time, give notice to the other party of some other address to which notices or other communications to such party shall be sent, in which event, notices or other communications to such party shall be sent to such address. Any notice or other communication shall be deemed to have been given and received hereunder as of the date the same is actually hand delivered or, if mailed, when deposited in the United States mail, postage prepaid, registered or certified, return receipt requested.

23. Assignment. Neither party hereto may assign its rights or obligations hereunder without the prior written consent of the other party hereto. In the event of a sale of the business of either party hereto to a third party (whether by sale of all or a majority of its issued and outstanding shares of stock, by merger or reorganization, or by a sale of all or substantially all of its assets), then the covenants and provisions contained herein shall be assigned by such party to such third party purchaser without the prior written consent of the other party.

24.       Binding Effect.  This Agreement shall be binding upon and inure to the
          benefit  of  the  respective   parties  hereto,   their  heirs,  legal
          representatives, successors and permitted assigns.

25. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of which shall constitute but one and the same instrument.

26. Bankruptcy and Source Code Escrow. In the event a petition for involuntary bankruptcy is filed against PARTS.COM and is not dismissed within thirty (30) days, or upon PARTS.COM filing a voluntary petition under any section of the United States Bankruptcy Code ("Code"), the following terms shall apply (i) EAUTOCLAIMS may exercise, and PARTS.COM agrees not to contest EAUTOCLAIMS' exercise of, any rights that may be available to creditors under the Code, including, without limitation, any rights EAUTOCLAIMS may have under Section 365(n) thereof; or (ii) EAUTOCLAIMS may contract directly with current and former employees and consultants of PARTS.COM for technical services notwithstanding the provisions of any non-competition agreements or other contractual restrictions that may be in effect with respect to such individuals, but limited to the Software Programs as herein defined; or (iii) Third parties selected by EAUTOCLAIMS may assume and perform any of PARTS.COM's warranty and service obligations under this Agreement without violating any of the terms and conditions of this Agreement and PARTS.COM waives any infringement claims it may have with respect to the work product of such third parties; and (iv) EAUTOCLAIMS may obtain a copy of the Source Code as set forth below. Upon execution of this Agreement by both parties, PARTS.COM shall place one complete copy of the source code for the Software Programs and for CAPS ("Source Code") in escrow with a third-party escrow agent selected by EAUTOCLAIMS. The parties shall execute an escrow agreement with the escrow agent which shall provide, among other things, that the Source Code shall be released to EAUTOCLAIMS without charge upon
          (i) a bankruptcy event as set forth above; (ii) the sale of PARTS.COM to, or the merger of PARTS.COM with, any entity other than EAUTOCLAIMS; (iii) any change in control of PARTS.COM, except if control is obtained by EAUTOCLAIMS; or (iv) the failure to pay applicable escrow charges to the escrow agent. Applicable charges for escrowing the source code shall be the responsibility of PARTS.COM.

27. Captions. The captions appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of any provisions of this Agreement or in any way affect this Agreement.

28. Waiver. Any failure by either party to enforce any of the provisions of this Agreement shall not constitute a waiver and shall not preclude either party from requiring strict compliance at any future time.

29. Time. Time is of the essence in all matters pertaining to this Agreement.

30. Force Majeure. Neither party shall be responsible for delays or failures on performance resulting from acts beyond the control of such party. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, government regulations superimposed after the fact, fire, communication line failures, power failures, earthquakes or other disasters.

31. Drafting. The fact that one of the parties hereto may have drafted or structured any provision hereof shall not be considered in construing the particular provision either in favor of, or against, such party.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the first date written above.

PARTS.COM, INC.                                      EAUTOCLAIMS, INC.


By:                                           By:
     ---------------------------------------     -------------------------------

Print Name:                                   Print Name:
            --------------------------------    --------------------------------

Its:                                          Its:
     ---------------------------------------    --------------------------------

                                    EXHIBIT A

                      TradeMotion Products Dealer Agreement

                                    EXHIBIT B

                      EAUTOCLAIMS Products Dealer Agreement

                                    EXHIBIT C

                 Technical Specifications for Software Programs

                                    EXHIBIT D

                      EAUTOCLAIMS lien on Software Programs






MTC/ej/241778